UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2026

SYNTEC OPTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41034	87-0816957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Lee Rd.

Rochester, NY 14606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(585) 768-2513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OPTX	The Nasdaq Capital Market
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OPTXW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of CBIZ CPAs P.C.

On August 19, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors of Syntec Optics Holdings, Inc. (the “Company”) approved the dismissal of CBIZ CPAs P.C. (“CBIZ CPAs”) as the Company’s independent registered public accounting firm, effective as of August 19, 2026.

The audit report of CBIZ CPAs on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Disagreements

During the Company’s fiscal year ended December 31, 2025 and the subsequent interim periods, and through August 19, 2026, there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to CBIZ CPA’s satisfaction, would have caused CBIZ CPAs to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements.

Reportable Events

During the applicable period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses in the Company’s internal control over financial reporting:

●	the lack of documentation of formal internal control process and controls, including lack of review of journal entries and segregation of duties;

●	the lack of timely reconciliation controls in the areas of accounts payable, accrued legal expenses, and provision for income taxes;

●	the lack of controls relating to identification and disclosure of related-party transactions;

●	the lack of controls related to evaluation of non-routine transactions including financial instruments;

●	the lack of necessary information technology (“IT”) general controls infrastructure in the areas of user access and program change-management due to insufficient documentation and training, and inadequate IT risk assessment process. Additionally, the lack of controls around the review of SOC-1 reports and lack of cyber security related controls.

The Audit Committee has discussed the subject matter of the foregoing reportable events with CBIZ CPAs. The Company has authorized CBIZ CPAs to respond fully to inquiries from WithumSmith+Brown, PC (“Withum”), the Company’s successor independent registered public accounting firm, concerning the subject matter of the foregoing reportable events.

The Company has provided CBIZ CPAs with a copy of the disclosures contained in this Item 4.01 and has requested that CBIZ CPAs furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether CBIZ CPAs agreed with the statements made by the Company herein concerning CBIZ CPAs and, if not, stating the respects in which it does not agree. A copy of CBIZ CPAs’ letter, dated August 25, 2026 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of WithumSmith+Brown, PC

On August 19, 2026, the Audit Committee approved the appointment of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm.

Withum’s engagement will commence with the review of the Company’s unaudited interim consolidated financial information for the quarter ending September 30, 2026 and will include the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2026.

During the Company’s fiscal years ended December 31, 2025 and December 31, 2024 and the subsequent interim period, and through August 19, 2026, neither the Company nor anyone acting on its behalf consulted Withum regarding:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Withum has been informed of the material weaknesses and other internal-control matters described above and has been authorized to discuss such matters fully with CBIZ CPAs.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from CBIZ CPAs P.C. to the Securities and Exchange Commission, dated August 25, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTEC OPTICS HOLDINGS, INC.

Date:	August 25, 2026
By:	/s/ Dean Rudy
Dean Rudy
Chief Financial Officer